Exhibit 17(f)

CRM LARGE CAP OPPORTUNITY FUND

SPECIAL MEETING OF SHAREHOLDERS

JUNE 20, 2019

This proxy is solicited on behalf of the Board of Trustees of CRM Mutual Fund Trust (the “Trust”). The undersigned hereby appoints Ronald H. McGlynn and Steven A. Yadegari, each of them (with full powers of substitution) to vote for the undersigned all shares of beneficial interest of the undersigned in CRM Large Cap Opportunity Fund (the “Fund”), a series of the Trust, at the Special Meeting of Shareholders of the Fund to be held at 10:00 a.m., Eastern time, on June 20, 2019, at the offices of Cramer Rosenthal McGlynn, LLC, 520 Madison Avenue, 20th Floor, New York, New York, and any adjournment or postponement thereof (the “Meeting”), with all the power the undersigned would have if personally present.

The shares represented by this proxy will be voted as instructed on the reverse side. Unless instructions to the contrary are given on the reverse or if this proxy is executed but no instruction is given, this proxy shall be deemed to grant authority to vote “FOR” the proposal, with discretionary power to vote upon such other business as may properly come before the Meeting or any adjournment or postponement. The proxies intend to vote with management on any such other business properly brought before the Meeting. The undersigned hereby acknowledges receipt of the accompanying Notice of the Special Meeting of Shareholders and combined Proxy Statement and Prospectus.

Date: [ ], 2019

YOUR VOTE IS VERY IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

Signature(s) of Shareholder(s) (Sign in the Box)

Note: Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

NOTE: YOUR PROXY CARD IS NOT VALID UNLESS IT IS SIGNED

YOUR VOTE IS IMPORTANT. PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX BELOW. THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL BELOW IF NO SPECIFICATION IS MADE BELOW.

Your Board of Trustees recommends that you vote “FOR” Proposal 1.

1.

A proposal to approve an Agreement and Plan of Reorganization providing for (i) the acquisition of all of the assets of CRM Large Cap Opportunity Fund, a series of CRM Mutual Fund Trust (the “Trust”), in exchange for (A) shares of CRM All Cap Value Fund, a series of the Trust, to be distributed to the shareholders of CRM Large Cap Opportunity Fund, and (B) the assumption by CRM All Cap Value Fund of all the liabilities of CRM Large Cap Opportunity Fund, and (ii) the subsequent liquidation and dissolution of CRM Large Cap Opportunity Fund.

Please review the enclosed combined Proxy Statement and Prospectus because it contains important information regarding this proposal.

FOR                      AGAINST                      ABSTAIN

2.	To transact such other business as may properly come before the meeting or and adjournments or postponements thereof.

WE NEED YOUR VOTE BEFORE [                ] [    ], 2019.

PLEASE SIGN AND DATE THE REVERSE SIDE.